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                                                                   Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1994 Equity Incentive Plan of Inhale Therapeutic Systems, Inc. of our report dated January 22, 1998, with respect to the financial statements of Inhale Therapeutic Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                          /S/ ERNST & YOUNG LLP
                                      -----------------------------
                                          ERNST & YOUNG LLP

Palo Alto, California
July 20, 1998